Exhibit 24.1

POWER OF ATTORNEY
The undersigned, acting in the capacity or capacities stated opposite their respective names below, hereby constitute and appoint Andrés Gluski and Paul L. Freedman and each of them severally, the attorneys-in-fact of the undersigned with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities to sign for and in the name of the undersigned the Company’s Registration Statement on Form S-8 related to the offer and sale of deferred compensation obligations under The AES Corporation Restoration Supplemental Retirement Plan (including post-effective amendments and supplements thereto) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may lawfully do or cause to be done by virtue thereof. This Power of Attorney may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.

Signature	Title	Date
/s/ Andrés Gluski	President, Chief Executive Officer (Principal Executive Officer) and Director	December 7, 2018
Andrés Gluski
/s/ Charles L. Harrington	Director	December 7, 2018
Charles L. Harrington
/s/ Kristina M. Johnson	Director	December 7, 2018
Kristina M. Johnson
/s/ Tarun Khanna	Director	December 7, 2018
Tarun Khanna
/s/ Holly K. Koeppel	Director	December 7, 2018
Holly K. Koeppel
/s/ James H. Miller	Director	December 7, 2018
James H. Miller
/s/ Alain Monie	Director	December 7, 2018
Alain Monie
/s/ John B. Morse	Chairman of the Board and Lead Independent Director	December 7, 2018
John B. Morse
/s/ Moisés Naím	Director	December 7, 2018
Moisés Naím
/s/ Jeffrey W. Ubben	Director	December 7, 2018
Jeffrey W. Ubben